Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Marge Brown
(952) 830-8463

JOSTENS REPORTS SALES INCREASE OF 17.7% OVER 2003

MINNEAPOLIS, May 6, 2004 – Jostens, Inc. today reported net sales of $143.1 million for the quarter ended April 3, 2004.  For the first quarter 2003, the Company reported net sales of $121.5 million.  The Company reported a first quarter 2004 net loss of $20.0 million.  For the first quarter 2003, the Company reported a net loss of $8.6 million.

The Company has accounted for its July 29, 2003 merger with a subsidiary established by DLJ Merchant Banking Partners III, L.P. and its affiliated funds and co-investors utilizing purchase accounting, which resulted in a new valuation of the assets and liabilities of the Company.  The Company has presented adjusted operating results for the 2004 first quarter, which exclude the impact of purchase accounting relating to the transaction, to further enhance comparability with the corresponding first quarter of 2003.

Adjusted EBITDA (as defined in the accompanying condensed consolidated statements of operations) was $13.4 million for the first quarter of 2004.  In 2003, Adjusted EBITDA was $5.5 million for the first quarter   The Company has presented Adjusted EBITDA because the Company uses it to monitor and evaluate its ongoing operating results and trends, and believes it provides investors an understanding of its operating performance over comparative periods.

Capital spending for the quarter was $2.5 million.  Jostens repurchased $5.0 million principal amount of its 12.75% senior subordinated notes in the first quarter.  At quarter-end 2004, the Company’s cash position was $27.3 million and $9.2 million was outstanding under the line of credit.

“It was a good start to the year and while a substantial portion of the first quarter growth was timing related, the results were consistent with our expectations.  Graduation products and jewelry products are the key drivers of the first quarter results and both product lines performed solidly.  Importantly, we believe we have resolved most of the challenges associated with the systems installation start-up in 2003.” said Robert C. Buhrmaster, Chairman and CEO.

Jostens is a provider of products, programs and services that help people celebrate important moments, recognize achievements and build affiliation.  The Company’s products include yearbooks, class rings, graduation products, school photography, and awards for athletes and fans.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause the Company’s actual future results to differ materially from its historical results and those presently anticipated or projected.  You are hereby cautioned that these statements may be affected by our substantial debt, our inability to achieve our business strategies, changes in relationships with our employees or our independent representatives, our dependence on key suppliers, seasonality, fluctuating raw materials prices as well as other factors set forth in the Company’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements.  The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.  In addition, the use of the term “Adjusted EBITDA” is not intended to be an alternative to the financial results under generally accepted accounting principles in the United States of America.

The Company’s condensed consolidated financial statements for the three-month pre-merger period ended March 29, 2003 were prepared using the Company's historical basis of accounting.  The merger, which was completed on July 29, 2003, was accounted for utilizing purchase accounting, which resulted in a new valuation for the assets and liabilities of the Company.  Although this new basis of accounting began on July 29, 2003, the Company has adjusted its operatingresults for the three-month post-merger period ended April 3, 2004 to exclude the impact of purchase accounting as it believes this presentation facilitates the comparison of its results with the corresponding period in 2003.  The foregoing information may contain financial measures other than in accordance withgenerally accepted accounting principles and should not be considered in isolation from or as a substitute for the Company’s historical condensed consolidated financial statements.  In addition, the adjusted operating results may not reflect the actual results the Company would have achieved absent the adjustments and may not be predictive of future results of operations.  The Company presents this information because management uses it to monitor and evaluate the Company’s ongoing operating results and trends, and believes it provides investors an understanding of the Company’s operating performance over comparative periods.

JOSTENS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

In thousands	Post-Merger Three Months Ended April 3, 2004	Adjusted Three Months Ended April 3, 2004		Pre-Merger Three Months Ended March 29, 2003

Net sales	$143,085	$143,085		$121,524
Cost of products sold	60,780	57,811	(1)	50,745
Gross profit	82,305	85,274		70,779
Selling and administrative expenses	88,225	77,857	(2)	71,458
Operating (loss) income	(5,920)	7,417		(679)
Loss on redemption of debt	420	1,276	(3)	—
Net interest expense	15,829	16,686	(4)	13,940
Loss before income taxes	(22,169)	(10,545)		(14,619)
(Benefit from) provision for income taxes	(2,217)	2,311	(5)	(6,021)
Net loss	$(19,952)	$(12,856)		$(8,598)

Adjusted EBITDA(6)	$13,332	$13,351		$5,526

(1)          Adjusted to reverse $1.1 million of amortization expense for excess purchase price allocated to an intangible asset for order backlog and $1.9 million of depreciation expense for excess purchase price allocated to property and equipment.

(2)          Adjusted to reverse $10.0 million of amortization expense for excess purchase price allocated to various intangible assets and $0.4 million of depreciation expense for excess purchase price allocated to property and equipment.

(3)          In connection with the partial redemption of the senior subordinated notes, adjusted to reverse $0.9 million of accelerated amortization for excess purchase price allocated to a premium on the notes.

(4)          Adjusted to reverse $0.9 million of amortization for excess purchase price allocated to a premium on the senior subordinated notes.

(5)          Reflects $4.5 million of income tax benefit on the adjusted items above.

(6)          Adjusted EBITDA represents net loss before net interest expense, income taxes, depreciation, amortization, loss on redemption of debt, management advisory fees and other miscellaneous items.  The Company believes Adjusted EBITDA provides meaningful additional information that enables management to monitor and evaluate the Company’s ongoing operating results and trends, and provides investors an understanding of operating performance over comparative periods.  Adjusted EBITDA is also one component of measurement used in the Company’s compensation plans. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles, or as an alternative to cash flows as a source of liquidity, and may not be comparable with Adjusted EBITDA as defined by other companies.  The Company may not be permitted to present Adjusted EBITDA in its filings with the SEC to the extent its adjustments to EBITDA eliminate items identified as non-recurring, infrequent or unusual when the nature of the charge makes it reasonably likely to recur.  Investors should make their own assessment as to the appropriateness of these adjustments.  The calculation of Adjusted EBITDA is as follows:

In thousands	Post-Merger Three Months Ended April 3, 2004	Adjusted Three Months Ended April 3, 2004	Pre-Merger Three Months Ended March 29, 2003

Net loss	$(19,952)	$(12,856)	$(8,598)
Net interest expense, including amortization of debt issuance costs	15,829	16,686	13,940
(Benefit from) provision for income taxes	(2,217)	2,311	(6,021)
Depreciation expense	6,980	4,749	5,513
Amortization expense	11,650	563	692
Loss on redemption of debt	420	1,276	—
Management advisory fees	254	254	—
Other	368	368	—
Adjusted EBITDA	$13,332	$13,351	$5,526

JOSTENS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

In thousands	Post-Merger April 3, 2004	Pre-Merger March 29, 2003

ASSETS

Cash and cash equivalents	$27,312	$20,868
Accounts receivable, net	48,470	46,193
Inventories	111,880	108,484
Other current assets	44,696	56,243
Total current assets	232,358	231,788

Property and equipment, net	101,011	63,935
Goodwill and other intangibles, net	1,359,256	19,975
Other assets	33,318	58,897
	$1,725,943	$374,595

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Short-term borrowings	$9,163	$9,520
Accounts payable and accrued expenses	303,187	287,113
Current portion of long-term debt	—	17,094
Total current liabilities	312,350	313,727

Long-term debt, net of current maturities	679,244	563,666
Redeemable preferred stock	118,913	—
Deferred income taxes	227,793	10,053
Other noncurrent liabilities	23,130	7,023
Total liabilities	1,361,430	894,469

Redeemable preferred stock	—	73,995

Shareholders’ equity (deficit)	364,513	(593,869)
	$1,725,943	$374,595

JOSTENS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
In thousands	Post-Merger April 3, 2004	Pre-Merger March 29, 2003

Net loss	$(19,952)	$(8,598)
Depreciation and amortization	19,188	7,521
Accrued interest on redeemable preferred stock	3,642	—
Deferred income taxes	(4,528)	—
Other non-cash reconciling adjustments	436	118
Changes in assets and liabilities	21,284	19,544
Net cash provided by operating activities	20,070	18,585
Acquisitions of businesses, net of cash acquired	—	(4,951)
Purchases of property and equipment	(2,488)	(3,541)
Other	(14)	(163)
Net cash used for investing activities	(2,502)	(8,655)
Net short-term borrowings	(3,840)	—
Redemption of senior subordinated notes	(5,800)	—
Net cash used for financing activities	(9,640)	—
Effect of exchange rate changes on cash and cash equivalents	13	—
Increase in cash and cash equivalents	7,941	9,930
Cash and cash equivalents, beginning of period	19,371	10,938
Cash and cash equivalents, end of period	$27,312	$20,868

Free cash flow (1)	$17,568	$9,930

(1)          Free cash flow represents net cash provided by operating and investing activities, and excludes the effects of cash used for financing activities.  Free cash flow is a non-GAAP metric used by management to measure the Company’sability to service its indebtedness.  Free cash flow should not be considered in isolation or as a substitute for measures of liquidity prepared in accordance with generally accepted accounting principles.  Free cash flow is not necessarily comparable with similarly titled measures reported by other companies.  The following table reconciles the Company’s reported cash flows from operating and investing activities to free cash flow:

	Three Months Ended
In thousands	Post-Merger April 3, 2004	Pre-Merger March 29, 2003

Net cash provided by operating activities	$20,070	$18,585
Net cash used for investing activities	(2,502)	(8,655)
Free cash flow	$17,568	$9,930